Exhibit 99.1

Contacts:    Brent Anderson, VP Investor Relations
(972) 580-6360 (office)
Brent.Anderson@meritagehomes.com

Meritage Homes Announces Offering of $300 Million of Senior Unsecured Notes Due 2028
SCOTTSDALE, Ariz., March 1, 2018 - Meritage Homes Corporation (NYSE: MTH), a leading U.S. homebuilder, today announced its intention to offer, subject to market and other conditions, $300 million aggregate principal amount of senior unsecured notes due 2028 (the “notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act.
Final terms of the notes, including the interest rate, maturity date and other terms, will be determined through negotiations between Meritage and the initial purchasers of the notes.
Meritage intends to use the net proceeds from the offering of the notes to repay outstanding borrowings under its revolving credit facility of $250 million, including $175 million of borrowings from the redemption of the Company’s 4.50% Senior Notes due 2018, which was completed on February 26, 2018, and the remainder for general corporate purposes.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The securities will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include management's intention to offer $300 million of notes and the intended use of the net proceeds from the issuance of the notes.
Such statements are based on the current beliefs and expectations of Company management, and current market conditions, which are subject to significant uncertainties and fluctuations. Actual results may differ from those set forth in the forward-looking statements. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Meritage's business is subject to a number of risks and uncertainties. As a result of those risks and uncertainties, the Company's stock and note prices may fluctuate dramatically. These risks and uncertainties include, but are not limited to, the following: demand for entry-level homes; the availability and cost of finished lots and undeveloped land; shortages in the availability and cost of labor; changes in interest rates and the availability and pricing of residential mortgages; changes in tax laws that adversely impact us or our homebuyers; inflation in the cost of materials used to develop communities and construct homes; the success of strategic initiatives; the ability of our potential buyers to sell their existing homes; cancellation rates; the adverse effect of slower absorption (order) rates; competition; impairments of our real estate inventory; a change to the feasibility of projects under option or contract that could result in the write-down or write-off of earnest or option deposits; our potential exposure to and adverse impacts from natural disasters or severe weather conditions; construction defect and home warranty claims; failures in health and safety performance; our success in prevailing on contested tax positions; our ability to obtain performance and surety bonds in connection with our development work; the loss of key personnel; our failure to comply with regulations; our limited geographic diversification; fluctuations in quarterly operating results; our level of indebtedness; our ability to obtain financing; our ability to successfully integrate acquired companies and achieve anticipated benefits from these acquisitions; the potential adverse effects of legislative and other governmental actions, orders, policies or initiatives that impact our business, or other initiatives that seek to restrain growth of new housing construction or similar measures; legislation relating to energy and climate change; the replication of our energy-efficient technologies by our competitors; our exposure to information technology failures and security breaches; unfavorable publicity; and other factors identified in documents filed by the Company with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2017 under the caption "Risk Factors," which can be found on our website.